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                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-88676, 333-09565, and 333-97652 of First Keystone Financial, Inc. on Form S-8 of our report dated December 28, 2006, relating to the consolidated financial statements of First Keystone Financial, Inc, included in the Annual Report on Form 10-K of First Keystone Financial, Inc. for the year ended September 30, 2006.


/s/ DELOITTE & TOUCHE LLP
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Philadelphia, Pennsylvania
December 28, 2006